Exhibit 99.1

Friday, October 26, 2012

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. REPORTS RESULTS FOR THIRD QUARTER 2012; DECLARES 28 CENT DIVIDEND

Lakeville, Conn., October 26, 2012 /GlobeNewswire …..Salisbury Bancorp, Inc. (“Salisbury”) NYSE MKT: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced results for its third quarter ended September 30, 2012.

Selected third quarter 2012 highlights

Net income available to common shareholders was $1,094,000, or $0.65 per common share, for the quarter ended September 30, 2012 (third quarter 2012), versus $1,069,000, or $0.63 per common share, for the quarter ended June 30, 2012 (second quarter 2012), and $865,000, or $0.51 per common share, for the quarter ended September 30, 2011 (third quarter 2011).

•	Earnings per common share increased $0.02, or 3.2%, to $0.65 versus second quarter 2012, and increased $0.14, or 27.5%, versus third quarter 2011.
•	Tax equivalent net interest income decreased $121,000, or 2.5%, versus second quarter 2012, and decreased $80,000, or 1.64%, versus third quarter 2011.
•	Provision for loan losses was $330,000, versus $180,000 second quarter 2012 and third quarter 2011, respectively. Net loan charge-offs were $359,000, versus $138,000 for second quarter 2012 and $132,000 for third quarter 2011.
•	Non-interest income decreased $3,000, or 0.2%, versus second quarter 2012 and increased $553,000, or 41.5%, versus third quarter 2011. Second quarter 2012 included a $267,000 securities gain.
•	Non-interest expense decreased $333,000, or 6.6%, versus second quarter 2012 and increased $158,000, or 3.5%, versus third quarter 2011. Third quarter 2012 included non-recurring litigation expense of $150,000. Second quarter 2012 included a pension plan curtailment expense of $341,000 and litigation expenses of $294,000, of which $250,000 was non-recurring.
•	Preferred stock dividends paid were $46,000, versus $48,000 second quarter 2012 and $228,000 third quarter 2011.
•	Non-performing assets increased $1.5 million, or 17.4%, to $9.9 million, or 1.6% of total assets, at September 30, 2012 versus June 30, 2012 and decreased $4.1 million versus September 30, 2011. Accruing loans receivable 30-to-89 days past due increased $0.7 million to $3.2 million, or 0.83% of gross loans receivable, at September 30, 2012 versus June 30, 2012 and increased $0.8 million versus September 30, 2011.

Richard J. Cantele, Jr., President and Chief Executive Officer, stated, “Our third quarter operating results reflect continued year-over-year improvement of our core business lines and record level residential mortgage refinancing activity. Our third quarter 2012 earnings per share of $0.65 represented a 27.5% increase over third quarter 2011 results.”

“The Federal Reserve Board’s low interest rate policy continues to exert downward pressure on our net interest margin and the sluggishness of the local and regional economy has exacerbated competition for quality business loans. Low interest rates continued to fuel mortgage refinancing activity, and during the quarter we originated and sold $18 million of fixed rate mortgage loans, up from $12 million last quarter.”

“Non-performing assets increased $1.5 million reflecting persistent weakness in the local and regional economy. We continue to balance our desire to quickly resolve our past due loans with our community obligation to support our small business and retail customers as they navigate through these ongoing challenging economic times.

“Our trust and wealth advisory business continues to grow, with third quarter revenue up 14% year-over-year.”

Net Interest Income

Tax equivalent net interest income decreased $121,000, or 2.5%, versus second quarter 2012, and decreased $80,000, or 1.6%, versus third quarter 2011. Average total interest bearing deposits increased $14.0 million as compared with second quarter 2012 and increased $14.4 million, or 3.7%, as compared with third quarter 2011. Average earning assets increased $14.3 million as compared with second quarter 2012 and increased $4.6 million, or 0.8%, as compared with third quarter 2011. The net interest margin decreased 18 basis points versus second quarter 2012 and decreased 8 basis points versus third quarter 2011 to 3.35% for third quarter 2012.

Non-Interest Income

Non-interest income for third quarter 2012 increased $553,000 versus third quarter 2011. Trust and Wealth Advisory revenues increased $84,000 due primarily from growth in managed assets. Service charges and fees increased $25,000 mainly due to increased debit card interchange fees. Income from sales and servicing of mortgage loans increased $416,000 due to interest rate driven fluctuations in the volume of fixed rate residential mortgage loan sales and mortgage servicing valuations. Mortgage loan sales totaled $18.3 million for third quarter 2012 versus $7.6 million for third quarter 2011. Third quarter 2012 and third quarter 2011 included a mortgage servicing valuation impairment benefit of $12,000 and charge of $65,000, respectively. The increase in other income consisted primarily of bank owned life insurance income.

Non-Interest Expense

Non-interest expense for third quarter 2012 increased $158,000 versus third quarter 2011. Compensation and employee benefits decreased $45,000 due to changes in staffing levels and mix. Premises and equipment increased $21,000 due primarily to increased machine and software maintenance, due to replaced and upgraded equipment and software, offset slightly by an expense for disposed assets in third quarter 2011.

Data processing increased $3,000. Higher volume of debit card and ATM transactions was partially offset by lower core processing expenses. Professional fees decreased $8,000. Lower usage of legal and consulting fees was partially offset by higher investment management fees due to increased assets under management in the Trust and Wealth Advisory division. Collections and OREO increased $149,000 versus third quarter 2011 due primarily to increased litigation expenses. FDIC insurance decreased $21,000 due to a decrease in the assessment base. Marketing and other operating expenses increased $59,000 due to higher administrative and operational expenses.

The effective income tax rates for third quarter 2012, second quarter 2012 and third quarter 2011 were 20.63%, 18.54% and 16.43%, respectively.

Loans

Net loans receivable increased $0.2 million during third quarter 2012 to $377.4 million at September 30, 2012, versus $377.2 million at June 30, 2012, and increased $14.5 million versus $362.9 million at September 30, 2011.

Asset Quality

Non-performing assets increased $1.5 million during third quarter 2012 to $9.9 million, or 1.6% of assets, at September 30, 2012, versus $8.4 million, or 1.4% of assets, at June 30, 2012, and decreased $4.1 million versus $14.0 million, or 2.3% of assets, at September 30, 2011. Third Quarter 2012 included $2.0 million of loans placed on non-accrual status, offset in part by $0.1 million in loan payoffs and repayments and $0.4 million in loan charge-offs.

Total impaired and potential problem loans increased $0.3 million during third quarter 2012 to $28.1 million, or 7.4% of gross loans receivable, at September 30, 2012, versus $27.8 million, or 7.3% of gross loans receivable, at June 30, 2012, and decreased $2.4 million versus $30.5 million, or 8.3% of gross loans receivable, at September 30, 2011.

Accruing loans past due 30-to-89 days increased $0.7 million during third quarter 2012 to $3.2 million, or 0.83% of gross loans receivable, at September 30, 2012 due to seasonal factors, versus $2.5 million, or 0.65% of gross loans receivable, at June 30, 2012, and increased $0.8 million versus September 30, 2011.

The provision for loan losses for third and second quarter 2012 was $330,000 and $180,000 respectively versus $180,000 for third quarter 2011. Net loan charge-offs were $359,000, $138,000 and $132,000, for the respective quarters. Reserve coverage, as measured by the ratio of the allowance for loan losses to gross loans, remained unchanged at 1.10% at September 30, 2012, June 30, 2012 and September 30, 2011.

Salisbury endeavors to work constructively to resolve its non-performing loan issues with customers. Substantially all non-performing loans are collateralized with real estate and the repayment of such loans is largely dependent on the return of such loans to performing status or the liquidation of the underlying real estate collateral.

Capital

Both Salisbury and the Bank’s regulatory capital ratios remain in compliance with regulatory “well capitalized” requirements. At September 30, 2012 Salisbury’s Tier 1 leverage and total risk-based capital ratios were 9.78% and 17.00%, respectively, and the Bank’s Tier 1 leverage and total risk-based capital ratios were 8.07% and 14.05%, respectively, versus regulatory “well capitalized” minimums of 5.00% and 10.00%, respectively.

At September 30, 2012, Salisbury’s assets totaled $611 million. Book value and tangible book value per common share were $32.18 and $25.86, respectively, as compared with $30.12 and $23.69 at December 31, 2011, reflecting year-to-date increases of 6.84% and 9.16%. Tangible book value excludes goodwill and core deposit intangibles.

In August 2011, Salisbury received $16 million of capital from the U.S. Treasury’s Small Business Lending Fund (the “SBLF”) program and repaid the $8.8 million of capital received in 2009 from the U.S. Treasury’s Capital Purchase Program. The SBLF program was established to encourage lending to small businesses by providing Tier 1 capital to qualified community banks with assets of less than $10 billion. To date Salisbury has used this capital to increase its portfolio of qualified small business loans by $16.0 million and to augment its regulatory capital ratios.

Third quarter 2012 dividend on Common Shares

The Board of Directors of Salisbury declared a $0.28 per common share quarterly cash dividend at its October 26, 2012 meeting. The dividend will be paid on November 30, 2012 to shareholders of record as of November 9, 2012.

Background

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company; a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut, South Egremont and Sheffield, Massachusetts and Dover Plains and Millerton, New York. The Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.

Forward-Looking Statements

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ materially from results discussed in the forward-looking statements.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	September 30, 2012	December 31, 2011
ASSETS
Cash and due from banks	$6,061	$4,829
Interest bearing demand deposits with other banks	59,355	32,057
Total cash and cash equivalents	65,416	36,886
Securities
Available-for-sale at fair value	125,665	155,794
Held-to-maturity at amortized cost (fair value: $- and $52)	—	50
Federal Home Loan Bank of Boston stock at cost	5,747	6,032
Loans held-for-sale	1,595	948
Loans receivable, net (allowance for loan losses: $4,179 and $4,076)	377,377	370,766
Other real estate owned	641	2,744
Bank premises and equipment, net	11,619	12,023
Goodwill	9,829	9,829
Intangible assets (net of accumulated amortization: $1,690 and $1,523)	853	1,020
Accrued interest receivable	1,966	2,126
Cash surrender value of life insurance policies	7,239	7,037
Deferred taxes	57	829
Other assets	3,033	3,200
Total Assets	$611,037	$609,284
LIABILITIES and SHAREHOLDERS' EQUITY
Deposits
Demand (non-interest bearing)	$90,064	$82,202
Demand (interest bearing)	66,535	66,332
Money market	136,512	124,566
Savings and other	100,462	94,503
Certificates of deposit	96,633	103,703
Total deposits	490,206	471,306
Repurchase agreements	2,941	12,148
Federal Home Loan Bank of Boston advances	42,392	54,615
Accrued interest and other liabilities	5,124	4,353
Total Liabilities	540,663	542,422
Commitments and contingencies	—	—
Shareholders' Equity
Preferred stock - $.01 per share par value
Authorized: 25,000; Issued: 16,000 (Series B);
Liquidation preference: $1,000 per share	16,000	16,000
Common stock - $.10 per share par value
Authorized: 3,000,000;
Issued: 1,689,691 and 1,688,731	169	169
Paid-in capital	13,158	13,134
Retained earnings	40,175	38,264
Accumulated other comprehensive income (loss), net	872	(705)
Total Shareholders' Equity	70,374	66,862
Total Liabilities and Shareholders' Equity	$611,037	$609,284

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

Periods ended September 30,	Three months ended		Nine months ended
(in thousands, except per share amounts)	2012	2011	2012	2011
Interest and dividend income
Interest and fees on loans	$4,500	$4,630	$13,678	$13,989
Interest on debt securities
Taxable	579	739	1,939	2,255
Tax exempt	495	553	1,539	1,661
Other interest and dividends	33	34	75	109
Total interest and dividend income	5,607	5,956	17,231	18,014
Interest expense
Deposits	580	748	1,870	2,449
Repurchase agreements	3	19	21	46
Federal Home Loan Bank of Boston advances	452	565	1,398	1,772
Total interest expense	1,035	1,332	3,289	4,267
Net interest income	4,572	4,624	13,942	13,747
Provision for loan losses	330	180	690	860
Net interest and dividend income after provision for loan losses	4,242	4,444	13,252	12,887
Non-interest income
Trust and wealth advisory	683	599	2,173	1,861
Service charges and fees	559	534	1,628	1,555
Gains on sales of mortgage loans, net	568	178	1,203	370
Mortgage servicing, net	(9)	(35)	(98)	(8)
Gains on securities, net	—	—	279	11
Other	86	58	252	176
Total non-interest income	1,887	1,334	5,437	3,965
Non-interest expense
Salaries	1,810	1,816	5,268	5,202
Employee benefits⁽¹⁾	597	636	2,244	1,919
Premises and equipment	603	582	1,799	1,733
Data processing	369	366	1,190	1,028
Professional fees	299	307	915	887
Collections and OREO⁽²⁾	301	152	767	519
FDIC insurance	116	137	363	541
Marketing and community support	92	85	267	245
Amortization of intangibles	56	56	167	167
Other	450	398	1,240	1,149
Total non-interest expense	4,693	4,535	14,220	13,390
Income before income taxes	1,436	1,243	4,469	3,462
Income tax provision	296	204	963	598
Net income	$1,140	$1,039	$3,506	$2,864
Net income available to common shareholders	$1,094	$865	$3,328	$2,459

Basic and diluted earnings per common share	$0.65	$0.51	$1.97	$1.46
Common dividends per share	0.28	0.28	0.84	0.84

⁽¹⁾ Included pension plan curtailment expense of $341,000 for the nine month period ended September 30, 2012.

⁽²⁾ Included litigation expense of $193,000 and $533,000, respectively, for the three and nine month periods ended September 30, 2012.

Salisbury Bancorp, Inc. and Subsidiary

SELECTED CONSOLIDATED FINANCIAL DATA (unaudited)

At or for the three month periods ended
(in thousands, except per share amounts and ratios)	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011
Total assets	$611,037	$600,857	$598,950	$609,284	$618,958
Loans receivable, net	377,377	377,212	371,709	370,766	362,879
Total securities	131,412	141,409	151,666	161,876	157,162
Deposits	490,206	477,910	472,686	471,306	478,591
FHLBB advances	42,392	42,801	43,207	54,615	55,033
Shareholders’ equity	70,374	69,126	68,067	66,862	67,387
Wealth assets under management	388,807	372,506	377,259	360,700	332,400
Non-performing loans	9,229	8,409	7,606	8,076	13,911
Non-performing assets	9,870	8,409	7,606	10,820	13,948
Accruing loans past due 30-89 days	3,152	2,459	4,180	2,460	2,398
Net interest and dividend income	4,572	4,687	4,683	4,738	4,623
Net interest and dividend income, tax equivalent	4,802	4,923	4,933	4,993	4,882
Provision for loan losses	330	180	180	580	180
Non-interest income	1,887	1,890	1,659	1,691	1,334
Non-interest expense	4,693	5,026	4,500	4,249	4,535
Income before income taxes	1,436	1,370	1,661	1,600	1,243
Income tax provision	296	254	412	352	204
Net income	1,140	1,116	1,250	1,248	1,039
Net income available to common shareholders	1,094	1,069	1,167	1,184	865

Per share data
Basic and diluted earnings per common share	$0.65	$0.63	$0.69	$0.70	$0.51
Dividends per common share	0.28	0.28	0.28	0.28	0.28
Book value per common share	32.18	31.44	30.83	30.12	30.43
Tangible book value per common share - Non-GAAP⁽¹⁾	25.86	25.09	24.44	23.69	23.97

Weighted average equivalent common shares outstanding, diluted	1,690	1,689	1,689	1,689	1,689
Common shares outstanding at end of period	1,690	1,690	1,689	1,689	1,689

Profitability ratios
Net interest margin (tax equivalent)	3.35%	3.53%	3.52%	3.49%	3.43%
Efficiency ratio⁽²⁾	66.51	66.99	67.17	62.83	70.93
Non-interest income to operating revenue	29.21	25.73	26.02	26.30	22.39
Effective income tax rate	20.63	18.54	24.82	21.99	16.43
Return on average assets	0.71	0.72	0.78	0.77	0.57
Return on average common shareholders’ equity	8.05	8.10	9.05	9.20	6.88

Credit quality ratios
Net charge-offs to average loans receivable, gross	0.38%	0.15%	0.10%	0.57%	0.14%
Non-performing loans to loans receivable, gross	2.43	2.21	2.03	2.16	3.80
Accruing loans past due 30-89 days to loans receivable, gross	0.83	0.65	1.12	0.66	0.66
Allowance for loan losses to loans receivable, gross	1.10	1.10	1.11	1.09	1.10
Allowance for loan losses to non-performing loans	45.28	50.04	54.77	50.47	28.95
Non-performing assets to total assets	1.62	1.40	1.27	1.78	2.25

Capital ratios
Common shareholders' equity to assets	8.90%	8.84%	8.69%	8.35%	8.30%
Tangible common shareholders' equity to assets - Non-GAAP⁽¹⁾	7.28	7.18	7.02	6.69	6.66
Tier 1 leverage capital	9.78	9.92	9.69	9.45	9.49
Total risk-based capital	17.00	16.65	16.34	15.97	15.98

⁽¹⁾ Refer to schedule labeled “Supplemental Information – Non-GAAP Financial Measures”.

⁽²⁾ Calculated using SNL’s methodology: Noninterest expense before OREO expense, amortization of intangibles, and goodwill impairments as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains from securities transactions and nonrecurring pension plan curtailment and litigation expenses.

Salisbury Bancorp, Inc. and Subsidiary

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

At or for the quarters ended
(in thousands, except per share amounts and ratios)	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011
Shareholders' Equity	$70,374	$69,126	$68,067	$66,862	$67,387
Less: Preferred Stock	(16,000)	(16,000)	(16,000)	(16,000)	(16,000)
Common Shareholders' Equity	54,374	53,126	52,067	50,862	51,387
Less: Goodwill	(9,829)	(9,829)	(9,829)	(9,829)	(9,829)
Less: Intangible assets	(853)	(909)	(964)	(1,020)	(1,075)
Tangible Common Shareholders' Equity	$43,692	$42,388	$41,274	$40,013	$40,483
Total Assets	$611,037	$600,857	$598,950	$609,284	$618,958
Less: Goodwill	(9,829)	(9,829)	(9,829)	(9,829)	(9,829)
Less: Intangible assets	(853)	(909)	(964)	(1,020)	(1,075)
Tangible Total Assets	$600,355	$590,119	$588,157	$598,435	$608,054
Common Shares outstanding	1,690	1,690	1,689	1,689	1,689

Book value per Common Share – GAAP	$32.18	$31.44	$30.83	$30.12	$30.43
Tangible book value per Common Share - Non-GAAP	25.86	25.09	24.44	23.69	23.97

Common Equity to Assets – GAAP	8.90%	8.84%	8.69%	8.35%	8.30%
Tangible Common Equity to Assets – Non-GAAP	7.28	7.18	7.02	6.69	6.66

Non-interest expense	$4,693	$5,026	$4,500	$4,249	$4,534
Less: Amortization of core deposit intangibles	(56)	(56)	(56)	(56)	(56)
Less: Foreclosed property expense	(39)	7	(24)	7	(70)
Less: Nonrecurring expenses
Pension plan curtailment	—	(341)	—	—	—
Litigation	(150)	(250)	—	—	—
Operating Expenses	$4,448	$4,386	$4,420	$4,200	$4,408
Net interest and dividend income, tax equivalent	$4,802	$4,923	$4,933	$4,993	$4,882
Non-interest income	1,887	1,890	1,659	1,691	1,334
Less: Gains on securities, net	—	(267)	(12)	—	—
Operating Revenue	$6,689	$6,546	$6,580	$6,684	$6,216
Efficiency Ratio	66.51%	66.99%	67.17%	62.83%	70.93%